Exhibit 99.1

Ponce Financial Group, Inc. Announces 2022 Second Quarter Results

New York (July 29, 2022): Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), reported net income of $771,000, or $0.03 per basic and diluted share, for the second quarter of 2022, compared to a net loss of ($6.8 million), or ($0.31) per basic and diluted share, for the prior quarter and net income of $5.9 million, or $0.35 per basic and diluted share, for the second quarter of 2021.

Second Quarter Highlights

•	Completed a private placement of $225.0 million of Senior Non-Cumulative Perpetual Preferred Stock, Series A, to the U.S. Department of Treasury pursuant to the Emergency Capital Investment Program.
•

Net interest income of $15.5 million for the second quarter of 2022 decreased $1.9 million, or 10.67%, from the prior quarter due to a reduction in PPP fee amortization. Net interest income for the second quarter of 2022 increased $1.8 million, or 12.79%, from the same quarter last year.

•

Income before taxes was $283,000 for the second quarter of 2022 as compared to a loss before taxes of ($9.8 million) for the prior quarter and income before taxes of $7.8 million for the same quarter last year. Included in the second quarter of 2022 is $1.5 million in additional write-offs of the receivable due from Grain Technologies, Inc. (“Grain”) for microloan originations put back to Grain. Included in the first quarter of 2022 is a $6.3 million write-off and $1.7 million in additional reserves for the receivable due from Grain for microloan originations put back to Grain.

•	Average cost of interest-bearing deposits was 0.54% for the second quarter of 2022, an increase from 0.49% for the prior quarter and a decrease from 0.67% for the same quarter last year.
•	Net interest margin was 4.10% for the second quarter of 2022, a decrease from 4.68% for the prior quarter and an increase from 3.84% for the same quarter last year.
•	Net interest rate spread was 3.86% for the second quarter of 2022, a decrease from 4.48% for the prior quarter and an increase from 3.60% for the same quarter last year.
•	Efficiency ratio was 93.77% for the second quarter of 2022 compared to 143.50% for the prior quarter and 61.80% for the same quarter last year.
•

Non-performing loans of $18.6 million as of June 30, 2022 increased $9.6 million year-over-year and were 1.39% of total gross loans receivable at June 30, 2022. The increase was largely attributable to a completed $6.6 million condominium construction loan which is now in the selling phase and has sales under contracts.

•

Net loans receivable were $1.32 billion at June 30, 2022, an increase of $19.2 million, or 1.47%, from December 31, 2021. The increase of $19.2 million was attributable to a $125.2 million increase in non-PPP loans partially offset by a $106.0 million decrease in PPP loans.

•

Securities increased $210.6 million in held-to-maturity securities and by $26.7 million in available-for-sale securities from December 31, 2021. The increase in the securities portfolio is designed to increase interest income and enhance the diversification in interest-earning assets.

•	Deposits were $1.15 billion at June 30, 2022, a decrease of $56.0 million, or 4.65%, from December 31, 2021.
•

An Environmental, Social and Governance Committee was established; it is comprised of the Executive Management Team and is currently in the process of developing a materiality assessment in order to determine what issues, practices, and policies are most important to key stakeholders.

President and Chief Executive Officer’s Comments

Carlos P. Naudon, President and CEO, stated that “we have raised additional equity capital of $328.8 million since December 31, 2021, giving us an unprecedented $518.1 million in stockholder’s equity with which to carry out our mission and add value to our stakeholders, which now includes the United States Treasury, as the holder of our preferred stock. We have begun the process of leveraging that capital, increasing our cash and securities portfolio to a combined $626.4 million from $268.2 million last year, positioning us for additional growing sources of interest income, a new strategic priority. We continue to assess the performance of our microloan portfolio and its strategic impact on our mission as an MDI and CDFI. We are balancing our need to acquire and retain talent necessary to grow our Company with our financial performance.”

Executive Chairman’s Comments

Steven A. Tsavaris, Executive Chairman, noted that “we continue to focus on growing our loan portfolio, net of PPP loans. We increased our net loans receivable by $19.2 million, or 1.47%, since December 31, 2021. Most telling, the reported growth masks the $125.2 million increase in non-PPP loans due to the concurrent $106.0 million reduction in PPP loans. The portfolio of mortgage loans has grown 17.1% year-over-year and 11.1% since December 31, 2021. Our loan growth reflects the resilience of rent stabilized housing, and its construction, in our communities, as well as the attractiveness of our non-qualified mortgages to business customers. We continue to be humbled by the retention of relationships after PPP loan forgivenesses.”

Summary of Results of Operations

Net income for the three months ended June 30, 2022 was $771,000, compared to ($6.8 million) of net loss for the three months ended March 31, 2022 and $5.9 million of net income for the three months ended June 30, 2021.

The $771,000 net income for the three months ended June 30, 2022, was a $7.6 million increase compared to the prior quarter. This increase was attributable to a decrease of $11.5 million in non-interest expense, offset by decreases of $2.5 million of benefit for income taxes and $1.9 million of net interest income. The $11.5 million decrease in non-interest expense reflects the lower write-down of Grain receivable and the nonrecurring contribution to the Ponce De Leon Foundation during the three months ended March 31, 2022.

The $771,000 net income for the three months ended June 30, 2022, was a $5.2 million reduction compared to the same quarter last year. This reduction was due to an increase of $2.9 million in non-interest expense, a decrease of $6.2 million in non-interest income and an increase of $231,000 in provision for loan losses, partially offset by an increase of $1.8 million in net interest income and a decrease of $2.4 million in provision for income taxes quarter over quarter.

The ($6.0 million) net loss for the six months ended June 30, 2022 is a $14.4 million decrease compared to the same period last year. This variance was largely due to an increase of $18.1 million in non-interest expense explained by the one-off expenses mentioned above as well as by an increase in compensation and benefits. Non-interest income was down by $7.8 million given the gain on sale of real property booked last year of $4.8 million coupled with a reduction in income on the sale of mortgage loans. Net interest income after provision for loan losses was up by $5.4 million on higher volumes.

Net interest income for the three months ended June 30, 2022 was $15.5 million, a decrease of $1.9 million, or 10.67%, compared to the three months ended March 31, 2022 and an increase of $1.8 million, or 12.79%, compared to the three months ended June 30, 2021. The decrease of $1.9 million in net interest income for the three months ended June 30, 2022 compared to the three months ended March 31, 2022 was due to a reduction in PPP fee amortization. The increase of $1.8 million in net interest income for the three months ended June 30, 2022 compared to the three months ended June 30, 2021 was due to higher average interest-earning assets of $81.6 million and higher net interest margin of 26bps.

Net interest income for the six months ended June 30, 2022 was $32.8 million, an increase of $6.2 million, or 23.29%, compared to the six months ended June 30, 2021. This increase was due to increases in average interest-earning assets of $137.3 million and net interest margin of 48bps.

Non-interest income of $2.2 million for both the three months ended June 30, 2022 and the three months ended March 31, 2022, decreased $6.2 million from $8.3 million for the three months ended June 30, 2021. Excluding the $4.2 million gain, net of expense, from sale of real properties during the three months ended June 30, 2021, non-interest income decreased $2.0 million from $4.2 million for the three months ended June 30, 2021 compared to $2.2 million for the three months ended June 30, 2022, largely due to decreases in income on mortgage loan sales and originations, reflecting both a slowdown in the secondary mortgage markets for refinances as well as the retention in portfolio of originated non-qualified mortgage loans.

The $2.2 million of non-interest income for both the three months ended June 30, 2022 and the three months ended March 31, 2022 was impacted by increases of $519,000 in other non-interest income and $135,000 in late and prepayment charges, offset by decreases of $364,000 in loan origination fees, $218,000 in income on sale of mortgage loans and $124,000 in brokerage commissions, quarter over quarter.

The decrease of $6.2 million in non-interest income for the three months ended June 30, 2022 compared to the three months ended June 30, 2021 was due to the absence of the one-time $4.2 million in gain, net of expenses, from the sale of real properties recognized during the three months ended June 30, 2021, combined with decreases of $1.1 million in income on sale of mortgage loans, $874,000 in loan origination fees, $216,000 in brokerage commissions and $105,000 in late and prepayment charges, offset by increases of $218,000 in other non-interest income and $79,000 in service charges and fees.

Non-interest income decreased $7.8 million to $4.4 million for the six months ended June 30, 2022 from $12.2 million for the six months ended June 30, 2021. The decrease of $7.8 million was due to a one-time $4.8 million gain, net of expenses, from the sale of real properties recognized during the six months ended June 30, 2021, combined with decreases of $2.2 million in income on sale of mortgage loans, $952,000 in loan origination fees, $291,000 in late and prepayment charges and $101,000 in brokerage commissions, offset by increases of $342,000 in other non-interest income and $190,000 in service charges and fees.

Non-interest expense decreased $11.5 million, or 40.98%, to $16.6 million for the three months ended June 30, 2022 from $28.1 million for the three months ended March 31, 2022 and increased $2.9 million, or 21.46%, from $13.6 million for the three months ended June 30, 2021.

The decrease of $11.5 million in non-interest expense for the three months ended June 30, 2022, compared to the three months ended March 31, 2022, was attributable to an aggregate $8.1 million write-off and write-down related to the receivable due from Grain for microloans originated by Grain and put back to Grain due to fraud in the first quarter of 2022 compared to an additional $1.5 million write-off and write-down in the second quarter of 2022, and a $5.0 million contribution to the Ponce De Leon Foundation in connection with the second-step conversion and reorganization during the first quarter of 2022. Other decreases in non-interest expense included $369,000 in direct loan expenses and $214,000 in compensation and benefits, offset by increases of $414,000 in professional fees and $205,000 in other operating expenses.

The increase of $2.9 million in non-interest expense for the three months ended June 30, 2022, compared to the three months ended June 30, 2021 is a result of increases of $2.7 million in compensation and benefits, $1.5 million in write-off and write-down in the second quarter of 2022 related to the receivable due from Grain for microloans originated by Grain and put back to Grain due to fraud, $399,000 in occupancy and equipment, $103,000 in other operating expenses and $91,000 in data processing expenses, offset by decreases of $1.2 million in professional fees and $646,000 in direct loan expenses. The $2.7 million increase of compensation and benefits related to nonrecurring expense amortization related to PPP loans and new hires.

Non-interest expense increased $18.1 million to $44.6 million for the six months ended June 30, 2022 from $26.6 million for the six months ended June 30, 2021. The increase in non-interest expense for the six months ended June 30, 2022 compared to the six months ended June 30, 2021 was attributable to an aggregate $9.6 million write-off and write down related to the receivable due from Grain for microloans originated by Grain and put back to Grain due to fraud, a $5.0 million contribution to the Ponce De Leon Foundation in connection with the second-step conversion and reorganization during the first quarter of 2022. Other increases in non-interest expense included $4.1 million in compensation and benefits, $957,000 in occupancy and equipment reflecting rental expenses on facilities that were sold and leased back and $344,000 in data processing expenses, offset by decreases of $1.1 million in professional fees and $781,000 in direct loan expenses. The $4.1 million increase of compensation and benefits related to nonrecurring expense amortization related to PPP loans and new hires.

Summary of Balance Sheet

Total assets increased $388.8 million, or 23.51%, to $2.04 billion at June 30, 2022 from $1.65 billion at December 31, 2021. The increase in total assets is attributable to increases of $210.6 million in held-to-maturity securities and $120.9 million in cash and cash equivalents. Other increases in total assets are $26.7 million in available-for-sale securities, $19.2 million in net loans receivable (inclusive of $106.0 million net decrease in PPP loans), $10.4 million in FHLBNY stock, $5.8 million in deferred tax assets, $1.5 million in other assets and $893,000 in accrued interest receivable. The increase in total assets was reduced by decreases of $6.6 million in mortgage loans held for sale, at fair value and $672,000, net, in premises and equipment.

Total liabilities increased $59.9 million, or 4.09%, to $1.52 billion at June 30, 2022 from $1.46 billion at December 31, 2021. The increase in total liabilities was mainly attributable to increases of $228.1 million in advances from FHLBNY and $24.0 million in other liabilities offset by decreases of $122.0 million in second-step liabilities held at December 31, 2021 pending the closing of the conversion and reorganization on January 27, 2022, $56.0 million in deposits and $15.1 million in warehouse lines of credit.

Total stockholders’ equity increased $328.8 million, or 173.75%, to $518.1 million at June 30, 2022 from $189.3 million at December 31, 2021. This increase in stockholders’ equity was mainly attributable to the $225.0 million issuance of preferred stock to the U.S. Treasury pursuant to its Emergency Capital Investment Program, $118.0 million as a result of the sale of common stock in the second-step mutual conversion and reorganization, $4.0 million equity contribution to the Ponce De Leon Foundation, $756,000 in share-based compensation and $690,000 in Employee Stock Ownership Plan shares committed to be released offset by $13.6 million in accumulated other comprehensive loss and $6.0 million in net loss.

Pursuant to the conversion and reorganization, PDL Community Bancorp treasury stock was extinguished on January 27, 2022. Ponce Financial Group, Inc. currently has no treasury stock.

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, is the holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those funds, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; the anticipated impact of the COVID-19 pandemic and Ponce Bank’s attempts at mitigation; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except for share data)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
ASSETS
Cash and due from banks:
Cash	$53,544	$32,168	$98,954	$29,365	$32,541
Interest-bearing deposits in banks	221,262	37,127	54,940	33,673	33,551
Total cash and cash equivalents	274,806	69,295	153,894	63,038	66,092
Available-for-sale securities, at fair value	140,044	154,799	113,346	104,358	48,536
Held-to-maturity securities, at amortized cost	211,517	927	934	1,437	1,720
Placement with banks	2,490	2,490	2,490	2,490	2,739
Mortgage loans held for sale, at fair value	9,234	7,972	15,836	13,930	15,308
Loans receivable, net	1,324,320	1,300,446	1,305,078	1,302,238	1,343,578
Accrued interest receivable	13,255	12,799	12,362	13,360	13,134
Premises and equipment, net	18,945	19,279	19,617	34,081	34,057
Federal Home Loan Bank of New York stock (FHLBNY), at cost	16,429	5,420	6,001	6,001	6,156
Deferred tax assets	9,658	7,440	3,820	4,826	5,493
Other assets	21,585	13,730	20,132	14,793	10,837
Total assets	$2,042,283	$1,594,597	$1,653,510	$1,560,552	$1,547,650
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$1,148,728	$1,181,165	$1,204,716	$1,249,261	$1,236,161
Accrued interest payable	158	223	228	238	55
Advance payments by borrowers for taxes and insurance	8,668	10,161	7,657	9,118	7,682
Advances from the FHLBNY and others	334,375	93,375	106,255	106,255	109,255
Warehouse lines of credit	—	753	15,090	11,261	13,084
Mortgage loan fundings payable	—	—	—	1,136	743
Second-step liabilities	—	—	122,000	—	—
Other liabilities	32,272	9,341	8,308	9,396	8,780
Total liabilities	1,524,201	1,295,018	1,464,254	1,386,665	1,375,760
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized	225,000	—	—	—	—
Common stock, $0.01 par value; 200,000,000 shares authorized	247	247	185	185	185
Treasury stock, at cost	—	—	(13,687)	(15,069)	(15,069)
Additional paid-in-capital	205,669	205,243	85,601	86,360	85,956
Retained earnings	116,907	116,136	122,956	107,977	105,925
Accumulated other comprehensive loss	(15,032)	(7,035)	(1,456)	(621)	(41)
Unearned compensation ─ ESOP	(14,709)	(15,012)	(4,343)	(4,945)	(5,066)
Total stockholders' equity	518,082	299,579	189,256	173,887	171,890
Total liabilities and stockholders' equity	$2,042,283	$1,594,597	$1,653,510	$1,560,552	$1,547,650

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Interest and dividend income:
Interest on loans receivable	$16,057	$18,200	$18,013	$16,991	$15,603
Interest on deposits due from banks	132	36	7	9	2
Interest and dividend on securities and FHLBNY stock	978	782	632	425	239
Total interest and dividend income	17,167	19,018	18,652	17,425	15,844
Interest expense:
Interest on certificates of deposit	677	803	907	1,010	1,108
Interest on other deposits	521	284	309	354	382
Interest on borrowings	481	593	654	621	622
Total interest expense	1,679	1,680	1,870	1,985	2,112
Net interest income	15,488	17,338	16,782	15,440	13,732
Provision for loan losses	817	1,258	873	572	586
Net interest income after provision for loan losses	14,671	16,080	15,909	14,868	13,146
Non-interest income:
Service charges and fees	445	440	468	494	366
Brokerage commissions	214	338	401	270	430
Late and prepayment charges	193	58	336	329	298
Income on sale of mortgage loans	200	418	1,294	1,175	1,288
Loan origination	97	461	886	625	971
Gain on sale of real property	—	—	15,431	—	4,176
Other	1,030	511	353	341	812
Total non-interest income	2,179	2,226	19,169	3,234	8,341
Non-interest expense:
Compensation and benefits	6,911	7,125	6,959	6,427	4,212
Occupancy and equipment	3,237	3,192	3,007	2,849	2,838
Data processing expenses	824	847	771	917	733
Direct loan expenses	505	874	1,032	696	1,151
Insurance and surety bond premiums	156	147	149	147	143
Office supplies, telephone and postage	406	405	552	626	467
Professional fees	1,748	1,334	1,700	1,765	2,902
Contribution to the Ponce De Leon Foundation	—	4,995	—	—	—
Grain write-off and write-down	1,500	8,074	—	—	—
Marketing and promotional expenses	52	71	69	51	48
Directors fees	96	71	80	67	69
Regulatory dues	71	83	69	74	120
Other operating expenses	1,061	856	1,466	1,113	958
Total non-interest expense	16,567	28,074	15,854	14,732	13,641
Income (loss) before income taxes	283	(9,768)	19,224	3,370	7,846
(Benefit) provision for income taxes	(488)	(2,948)	4,245	1,318	1,914
Net income (loss)	$771	$(6,820)	$14,979	$2,052	$5,932
Earnings (loss) per common share:
Basic	$0.03	$(0.31)	$0.90	$0.12	$0.35
Diluted	$0.03	$(0.31)	$0.89	$0.12	$0.35
Weighted average common shares outstanding:
Basic	23,056,559	21,721,113	16,864,929	16,823,731	16,737,037
Diluted	23,128,911	21,721,113	16,924,785	16,914,833	16,773,606

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,
	2022	2021	Variance $	Variance %
Interest and dividend income:
Interest on loans receivable	$34,257	$30,528	$3,729	12.22%
Interest on deposits due from banks	168	4	164	*
Interest and dividend on securities and FHLBNY stock	1,760	489	1,271	259.92%
Total interest and dividend income	36,185	31,021	5,164	16.65%
Interest expense:
Interest on certificates of deposit	1,480	2,327	(847)	(36.40%)
Interest on other deposits	805	764	41	5.37%
Interest on borrowings	1,074	1,306	(232)	(17.76%)
Total interest expense	3,359	4,397	(1,038)	(23.61%)
Net interest income	32,826	26,624	6,202	23.29%
Provision for loan losses	2,075	1,272	803	63.13%
Net interest income after provision for loan losses	30,751	25,352	5,399	21.30%
Non-interest income:
Service charges and fees	885	695	190	27.34%
Brokerage commissions	552	653	(101)	(15.47%)
Late and prepayment charges	251	542	(291)	(53.69%)
Income on sale of mortgage loans	618	2,796	(2,178)	(77.90%)
Loan origination	558	1,510	(952)	(63.05%)
Gain on sale of real property	—	4,839	(4,839)	(100.00%)
Other	1,541	1,199	342	28.52%
Total non-interest income	4,405	12,234	(7,829)	(63.99%)
Non-interest expense:
Compensation and benefits	14,036	9,876	4,160	42.12%
Occupancy and equipment	6,429	5,472	957	17.49%
Data processing expenses	1,671	1,327	344	25.92%
Direct loan expenses	1,379	2,160	(781)	(36.16%)
Insurance and surety bond premiums	303	289	14	4.84%
Office supplies, telephone and postage	811	876	(65)	(7.42%)
Professional fees	3,082	4,164	(1,082)	(25.98%)
Contribution to the Ponce De Leon Foundation	4,995	—	4,995	—%
Grain write-off and write-down	9,574	—	9,574	—%
Marketing and promotional expenses	123	86	37	43.02%
Directors fees	167	138	29	21.01%
Regulatory dues	154	180	(26)	(14.44%)
Other operating expenses	1,917	1,988	(71)	(3.57%)
Total non-interest expense	44,641	26,556	18,085	68.10%
(Loss) income before income taxes	(9,485)	11,030	(20,515)	(185.99%)
(Benefit) provision for income taxes	(3,436)	2,646	(6,082)	(229.86%)
Net (loss) income	$(6,049)	$8,384	$(14,433)	(172.15%)
(Loss) earnings per common share:
Basic	$(0.27)	$0.50	N/A	N/A
Diluted	$(0.27)	$0.50	N/A	N/A
Weighted average common shares outstanding:
Basic	22,243,776	16,643,138	N/A	N/A
Diluted	22,243,776	16,661,423	N/A	N/A

* Represents more than 500%

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Key Metrics

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Performance Ratios:
Return on average assets (1)	0.18%	(1.60%)	3.69%	0.52%	1.59%
Return on average equity (1)	1.01%	(10.06%)	31.46%	4.59%	13.95%
Net interest rate spread (1) (2)	3.86%	4.48%	4.32%	3.92%	3.60%
Net interest margin (1) (3)	4.10%	4.68%	4.51%	4.13%	3.84%
Non-interest expense to average assets (1)	3.84%	6.59%	3.90%	3.72%	3.65%
Efficiency ratio (4)	93.77%	143.50%	44.10%	78.89%	61.80%
Average interest-earning assets to average interest- bearing liabilities	151.98%	145.54%	138.10%	138.89%	140.13%
Average equity to average assets	17.66%	15.92%	11.71%	11.27%	11.37%
Capital Ratios:
Total capital to risk weighted assets (Bank only)	36.00%	23.27%	17.23%	16.15%	16.08%
Tier 1 capital to risk weighted assets (Bank only)	34.75%	22.02%	15.98%	14.90%	14.83%
Common equity Tier 1 capital to risk-weighted assets (Bank only)	34.75%	22.02%	15.98%	14.90%	14.83%
Tier 1 capital to average assets (Bank only)	28.79%	14.88%	10.95%	9.98%	10.22%
Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.31%	1.28%	1.24%	1.21%	1.16%
Allowance for loan losses as a percentage of nonperforming loans	94.05%	106.84%	142.90%	157.17%	175.63%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.05%)	(0.22%)	(0.18%)	(0.13%)	(0.07%)
Non-performing loans as a percentage of total gross loans	1.39%	1.20%	0.87%	0.77%	0.66%
Non-performing loans as a percentage of total assets	0.91%	0.99%	0.69%	0.65%	0.58%
Total non-performing assets as a percentage of total assets	0.91%	0.99%	0.69%	0.65%	0.58%
Total non-performing assets, accruing loans past due 90 days or more, and accruing troubled debt restructured loans as a percentage of total assets	1.16%	1.32%	1.07%	1.05%	1.01%
Other:
Number of offices	18	18	19	19	19
Number of full-time equivalent employees	253	223	217	230	231

(1)	Annualized where appropriate.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Securities Portfolio

	June 30, 2022
		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
	(in thousands)
Available-for-Sale Securities:
U.S. Government Bonds	$2,983	$—	$(264)	$2,719
Corporate Bonds	25,841	2	(1,812)	24,031
Mortgage-Backed Securities:
Collateralized Mortgage Obligations (1)	47,252	—	(5,322)	41,930
FHLMC Certificates	11,965	—	(1,513)	10,452
FNMA Certificates	70,771		(10,003)	60,768
GNMA Certificates	144	—	—	144
Total available-for-sale securities	$158,956	$2	$(18,914)	$140,044

Held-to-Maturity Securities:
Corporate Bonds	$79,000	$7	$—	$79,007
Mortgage-Backed Securities:
Collateralized Mortgage Obligations (1)	62,422	—	(3)	62,419
FHLMC Certificates	842	—	(128)	714
FNMA Certificates	69,253	—	(41)	69,212
Total held-to-maturity securities	$211,517	$7	$(172)	$211,352

(1)	Comprised of Federal Home Loan Mortgage Corporation (“FHLMC”), Federal National Mortgage Association (“FNMA”) and Ginnie Mae (“GNMA”) issued securities.

	December 31, 2021
		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
	(in thousands)
Available-for-Sale Securities:
U.S. Government Bonds	$2,981	$—	$(47)	$2,934
Corporate Bonds	21,243	144	(203)	21,184
Mortgage-Backed Securities:
Collateralized Mortgage Obligations (1)	18,845	—	(497)	18,348
FNMA Certificates	71,930	—	(1,231)	70,699
GNMA Certificates	175	6	—	181
Total available-for-sale securities	$115,174	$150	$(1,978)	$113,346

Held-to-Maturity Securities:
FHLMC Certificates	$934	$—	$(20)	$914
Total held-to-maturity securities	$934	$—	$(20)	$914

(1)  Comprised of FHLMC, FNMA and GNMA issued securities.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Loan Portfolio

	As of
	June 30,		March 31,		December 31,		September 30,		June 30,
	2022		2022		2021		2021		2021
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$321,671	24.02%	$323,442	24.59%	$317,304	24.01%	$319,346	24.14%	$325,409	23.83%
Owner-Occupied	100,048	7.47%	95,234	7.24%	96,947	7.33%	97,493	7.37%	98,839	7.24%
Multifamily residential	396,470	29.60%	368,133	27.98%	348,300	26.34%	317,575	24.01%	318,579	23.33%
Nonresidential properties	279,877	20.90%	251,893	19.14%	239,691	18.13%	211,075	15.96%	211,181	15.46%
Construction and land	165,425	12.35%	144,881	11.01%	134,651	10.19%	133,130	10.07%	125,265	9.17%
Total mortgage loans	1,263,491	94.34%	1,183,583	89.96%	1,136,893	86.00%	1,078,619	81.55%	1,079,273	79.02%
Non-mortgage loans:
Business loans (1)	45,720	3.41%	100,253	7.62%	150,512	11.38%	207,859	15.72%	253,935	18.59%
Consumer loans (2)	30,198	2.25%	31,899	2.42%	34,693	2.62%	36,095	2.73%	32,576	2.39%
Total non-mortgage loans	75,918	5.66%	132,152	10.04%	185,205	14.00%	243,954	18.45%	286,511	20.98%
Total loans, gross	1,339,409	100.00%	1,315,735	100.00%	1,322,098	100.00%	1,322,573	100.00%	1,365,784	100.00%

Net deferred loan origination costs	2,446		1,604		(668)		(4,327)		(6,331)
Allowance for losses on loans	(17,535)		(16,893)		(16,352)		(16,008)		(15,875)

Loans, net	$1,324,320		$1,300,446		$1,305,078		$1,302,238		$1,343,578

(1)

As of June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021, and June 30, 2021, business loans include $30.8 million, $86.0 million, $136.8 million, $195.9 million and $241.5 million, respectively, of PPP loans.

(2)

As of June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021 and June 30, 2021, consumer loans include $28.3 million, $31.0 million, $33.9 million, $35.5 million and $32.0 million, respectively, of loans originated by the Bank pursuant to its arrangement with Grain.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Grain Loan Exposure

Grain Technologies, Inc. ("Grain") Total Exposure as of June 30, 2022
(Dollars in thousands)

Receivable from Grain
Microloans originated - put back to Grain (inception-to-June 30, 2022)	$20,449
Write-downs (year to date as of June 30, 2022)	(9,574)
Cash receipts from Grain (inception-to-June 30, 2022)	(6,047)
Grant/reserve	(1,826)
Net receivable as of June 30, 2022	$3,002

Microloan receivables
Grain originated loans receivable as of June 30, 2022	$28,296
Allowance for loan losses as of June 30, 2022	(1,399)
Microloans, net of allowance for loan losses as of June 30, 2022	$26,897

Investments
Investment in Grain as of June 30, 2022	$1,000

Total exposure to Grain	$30,899

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Allowance for Loan Losses

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
	(Dollars in thousands)
Allowance for loan losses at beginning of the period	$16,893	$16,352	$16,008	$15,875	$15,508
Provision for loan losses	817	1,258	873	572	586
Charge-offs:
Mortgage loans:
1-4 family residences
Investor owned	—	—	—	—	—
Owner occupied	—	—	—	—	—
Multifamily residences	—	—	(38)	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	(450)	(751)	(560)	(510)	(222)
Total charge-offs	(450)	(751)	(598)	(510)	(222)
Recoveries:
Mortgage loans:
1-4 family residences
Investor owned	156	—	8	—	—
Owner occupied	—	—	45	—	—
Multifamily residences	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	91	2	15	69	—
Consumer	28	32	1	2	3
Total recoveries	275	34	69	71	3
Net (charge-offs) recoveries	(175)	(717)	(529)	(439)	(219)
Allowance for loan losses at end of the period	$17,535	$16,893	$16,352	$16,008	$15,875

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Deposits

	As of
	June 30,		March 31,		December 31,		September 30,		June 30,
	2022		2022		2021		2021		2021
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Demand	$284,462	24.77%	$281,132	23.81%	$274,956	22.83%	$297,777	23.85%	$320,404	25.91%
Interest-bearing deposits:
NOW/IOLA accounts	28,597	2.49%	33,010	2.79%	35,280	2.93%	28,025	2.24%	28,996	2.35%
Money market accounts	181,156	15.77%	169,847	14.38%	186,893	15.51%	199,758	15.99%	172,925	13.99%
Reciprocal deposits	151,264	13.17%	160,510	13.59%	143,221	11.89%	147,226	11.79%	151,443	12.25%
Savings accounts	139,244	12.12%	133,966	11.34%	134,887	11.20%	142,851	11.43%	130,430	10.55%
Total NOW, money market, reciprocal and savings accounts	500,261	43.55%	497,333	42.10%	500,281	41.53%	517,860	41.45%	483,794	39.14%
Certificates of deposit of $250K or more	65,157	5.67%	75,130	6.36%	78,454	6.51%	70,996	5.68%	74,941	6.06%
Brokered certificates of deposit (1)	62,650	5.45%	79,282	6.71%	79,320	6.58%	83,505	6.68%	83,506	6.76%
Listing service deposits (1)	48,953	4.26%	53,876	4.56%	66,411	5.51%	66,340	5.31%	66,518	5.38%
All other certificates of deposit less than $250K	187,245	16.30%	194,412	16.46%	205,294	17.04%	212,783	17.03%	206,998	16.75%
Total certificates of deposit	364,005	31.68%	402,700	34.09%	429,479	35.64%	433,624	34.70%	431,963	34.95%
Total interest-bearing deposits	864,266	75.23%	900,033	76.19%	929,760	77.17%	951,484	76.15%	915,757	74.09%
Total deposits	$1,148,728	100.00%	$1,181,165	100.00%	$1,204,716	100.00%	$1,249,261	100.00%	$1,236,161	100.00%

(1)

As of June 30, 2022, March 31, 2022, December 31, 2021, and September 30, 2021, June 30, 2021, there were $18.5 million, $19.0 million, $29.0 million, $28.9 million and $28.9 million, respectively, in individual listing service deposits amounting to $250,000 or more. All brokered certificates of deposit individually amounted to less than $250,000.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Nonperforming Assets

	As of Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
	(Dollars in thousands)
Non-accrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$3,460	$3,596	$3,349	$1,669	$1,983
Owner occupied	1,140	962	1,284	1,090	1,593
Multifamily residential	—	—	1,200	2,577	955
Nonresidential properties	1,162	1,166	2,163	1,388	1,408
Construction and land	10,817	7,567	917	922	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accrual loans (not including non-accruing troubled debt restructured loans)	$16,579	$13,291	$8,913	$7,646	$5,939

Non-accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$224	$230	$234	$238	$242
Owner occupied	1,746	2,192	2,196	2,200	2,199
Multifamily residential	—	—	—	—	—
Nonresidential properties	96	98	100	101	659
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing troubled debt restructured loans	2,066	2,520	2,530	2,539	3,100
Total non-accrual loans	$18,645	$15,811	$11,443	$10,185	$9,039

Accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$2,246	$2,269	$3,089	$3,121	$3,347
Owner occupied	2,019	2,313	2,374	2,396	2,431
Multifamily residential	—	—	—	—	—
Nonresidential properties	725	726	732	738	755
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total accruing troubled debt restructured loans	$4,990	$5,308	$6,195	$6,255	$6,533
Total non-performing assets and accruing troubled debt restructured loans	$23,635	$21,119	$17,638	$16,440	$15,572
Total non-performing loans to total gross loans	1.39%	1.20%	0.87%	0.77%	0.66%
Total non-performing assets to total assets	0.91%	0.99%	0.69%	0.65%	0.58%
Total non-performing assets and accruing troubled debt restructured loans to total assets	1.16%	1.32%	1.07%	1.05%	1.01%

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Average Balance Sheets

	For the Three Months Ended June 30,
	2022			2021
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$1,318,400	$16,057	4.89%	$1,332,808	$15,603	4.70%
Securities (3)	155,939	908	2.34%	41,218	170	1.65%
Other (4)	41,708	202	1.94%	60,439	71	0.47%
Total interest-earning assets	1,516,047	17,167	4.54%	1,434,465	15,844	4.43%
Non-interest-earning assets	213,355			66,240
Total assets	$1,729,402			$1,500,705
Interest-bearing liabilities:
NOW/IOLA	$32,321	$14	0.17%	$30,370	$32	0.42%
Money market	338,984	474	0.56%	300,326	311	0.42%
Savings	136,755	31	0.09%	131,397	38	0.12%
Certificates of deposit	387,129	677	0.70%	431,324	1,108	1.03%
Total deposits	895,189	1,196	0.54%	893,417	1,489	0.67%
Advance payments by borrowers	12,359	2	0.06%	11,086	1	0.04%
Borrowings	89,965	481	2.14%	119,162	622	2.09%
Total interest-bearing liabilities	997,513	1,679	0.68%	1,023,665	2,112	0.83%
Non-interest-bearing liabilities:
Non-interest-bearing demand	359,181	—		293,626	—
Other non-interest-bearing liabilities	67,220	—		12,848	—
Total non-interest-bearing liabilities	426,401	—		306,474	—
Total liabilities	1,423,914	1,679		1,330,139	2,112
Total equity	305,488			170,566
Total liabilities and total equity	$1,729,402		0.68%	$1,500,705		0.83%
Net interest income		$15,488			$13,732
Net interest rate spread (5)			3.86%			3.60%
Net interest-earning assets (6)	$518,534			$410,800
Net interest margin (7)			4.10%			3.84%
Average interest-earning assets to interest-bearing liabilities			151.98%			140.13%

(1)	Annualized where appropriate.
(2)	Loans include loans and mortgage loans held for sale, at fair value.
(3)	Securities include available-for-sale securities and held-to-maturity securities.
(4)	Includes FHLBNY demand account and FHLBNY stock dividends.
(5)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(6)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7)	Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Average Balance Sheets

	For the Six Months Ended June 30,
	2022			2021
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$1,321,897	$34,257	5.23%	$1,286,226	$30,528	4.79%
Securities (3)	147,066	1,625	2.23%	31,919	346	2.19%
Other (4)	39,990	303	1.53%	53,548	147	0.55%
Total interest-earning assets	1,508,953	36,185	4.84%	1,371,693	31,021	4.56%
Non-interest-earning assets	219,151			65,102
Total assets	$1,728,104			$1,436,795
Interest-bearing liabilities:
NOW/IOLA	$32,700	$30	0.19%	$31,720	$70	0.45%
Money market	329,448	709	0.43%	288,779	615	0.43%
Savings	136,084	63	0.09%	129,191	77	0.12%
Certificates of deposit	403,028	1,480	0.74%	418,722	2,327	1.12%
Total deposits	901,260	2,282	0.51%	868,412	3,089	0.72%
Advance payments by borrowers	11,091	3	0.05%	9,999	2	0.04%
Borrowings	102,258	1,074	2.12%	124,429	1,306	2.12%
Total interest-bearing liabilities	1,014,609	3,359	0.67%	1,002,840	4,397	0.88%
Non-interest-bearing liabilities:
Non-interest-bearing demand	365,771	—		254,588	—
Other non-interest-bearing liabilities	57,446	—		13,297	—
Total non-interest-bearing liabilities	423,217	—		267,885	—
Total liabilities	1,437,826	3,359		1,270,725	4,397
Total equity	290,278			166,070
Total liabilities and total equity	$1,728,104		0.67%	$1,436,795		0.88%
Net interest income		$32,826			$26,624
Net interest rate spread (5)			4.17%			3.68%
Net interest-earning assets (6)	$494,344			$368,853
Net interest margin (7)			4.39%			3.91%
Average interest-earning assets to
interest-bearing liabilities			148.72%			136.78%

(1)	Annualized where appropriate.
(2)	Loans include loans and mortgage loans held for sale, at fair value.
(3)	Securities include available-for-sale securities and held-to-maturity securities.
(4)	Includes FHLBNY demand account and FHLBNY stock dividends.
(5)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(6)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7)	Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Other Data

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Other Data
Common shares issued	24,724,274	24,724,274	18,463,028	18,463,028	18,463,028
Less treasury shares	—	—	1,037,041	1,132,086	1,135,086
Common shares outstanding at end of period	24,724,274	24,724,274	17,425,987	17,330,942	17,327,942

Book value per common share	$11.85	$12.12	$10.86	$10.03	$9.92
Tangible book value per common share	$11.85	$12.12	$10.86	$10.03	$9.92